                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  ----------

                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


                               January 19, 1999
                        ---------------------------------
                        (Date of earliest event reported)


                       Capital One Financial Corporation
             ---------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Delaware                     1-13300                    54-1719854
-----------------------        ------------------          ---------------------
(State of incorporation         (Commission File              (IRS Employer
    or organization)                 Number)                Identification No.)


2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia                                        22042
--------------------------------                            ----------
(Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code: (703) 205-1000




                             Page 1 of ___ Pages

Item 5. Other Events.
        ------------


        (a)  See attached press release.


        (b)  Cautionary Factors

        The attached press release contains forward-looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: continued intense competition from numerous providers of products and services which compete with the Company's businesses; with respect to financial products, changes in the Company's aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances; an increase in credit losses (including increases due to a worsening of general economic conditions); the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to fund its operations and future growth; difficulties or delays in the development, production, testing and marketing of new products or services; losses associated with new products or services; financial, legal, regulatory or other difficulties that may affect investment in, or the overall performance of, a product or business, including changes in existing laws to regulate further the credit card and consumer loan industry and the financial services industry, in general; the amount of, and rate of growth in, the Company's expenses (including salaries and associate benefits and marketing expenses) as the Company's business develops or changes or as it expands into new market areas; the availability of capital necessary to fund the Company's new businesses; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally; the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; the ability of the Company and its suppliers to successfully address Year 2000 compliance issues; and other factors listed from time to time in the Company's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 1997 (Part I, Item 1, Cautionary Statements).



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

        99.1.     Press Release of the Company dated January 19, 1999.




                              Page 2 of ___ Pages

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   CAPITAL ONE FINANCIAL CORPORATION

         Dated:  January 19, 1999   By: /s/ John G. Finneran, Jr.
                                        ------------------------------------
                                        John G. Finneran, Jr.
                                        Senior Vice President, General Counsel
                                        and Corporate Secretary


                              Page 3 of ___ Pages

                                 EXHIBIT INDEX



         99.1     Press Release of the Company dated January 19, 1999.






                              Page 4 of ___ Pages

                                 Exhibit 99.1






                              Page 5 of ___ Pages

[LOGO OF CAPITAL ONE APPEARS HERE]               NEWS RELEASE



For Immediate Release: Contact: Paul Paquin                Sam Wang
---------------------           V.P., Investor Relations   Dir., Media Relations
January 19, 1999                (703) 205-1039             (703) 205-1180

                       Capital One Reports Record Earnings
                 Earnings Per Share Increased 41 Percent in 1998

FALLS CHURCH, Va. (January 19, 1999) -- Capital One Financial Corporation (NYSE:
COF) today announced record earnings for 1998. Earnings were $275.2 million, or $3.96 per share, in 1998 compared with earnings of $189.4 million, or $2.80 per share, in 1997. For the fourth quarter of 1998, earnings were $72.7 million, or $1.04 per share, versus earnings of $70.0 million, or $1.00 per share, for the third quarter of 1998 and $58.2 million, or $.86 per share, for the comparable period in the prior year. Earnings per share amounts are reported on a diluted basis.

         "We are pleased to report we have achieved our earnings growth targets for the fourth consecutive year and increased earnings in excess of 40 percent in 1998 while making record investments in our business," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer. "And, we are reaffirming our $5.10 earnings per share target for 1999, as our Information-Based Strategy continues to deliver extraordinary results."

         For the year, the Company increased managed receivables by $3.2 billion, or 22 percent, and added 5.0 million net new accounts, a 42 percent increase over 1997. During the fourth quarter, Capital One increased its managed portfolio by $1.1 billion to $17.4 billion in outstanding receivables and added
1.8 million net new accounts, bringing the total number of accounts to 16.7 million. Revenue for the year, defined as managed net interest income and non-interest income, approximated $2.8 billion, a 33 percent increase from revenues of $2.1 billion in 1997. For the fourth quarter, total revenue rose to $771 million versus $705 million in the third quarter and $592 million for the comparable period in the prior year.

         "The power of our Information-Based Strategy and positive trends in credit quality - coupled with the expertise and dedication of our associates - enabled us to grow at a record rate in 1998," said Nigel W. Morris, Capital One's President and Chief Operating Officer. "We look forward to continued growth as we expand product offerings in both domestic and international markets."


                                    -more-

Capital One Reports Record Earnings
Page 2



         Managed net interest income for 1998 increased by 31 percent to $1.7 billion from $1.3 billion in 1997. In the fourth quarter, managed net interest income increased to $443 million from $441 million in the third quarter and $362 million in the fourth quarter of 1997. The managed net interest margin for 1998 increased by 109 basis points to 9.95 percent from 8.86 percent in 1997. In the fourth quarter, the managed net interest margin decreased to 9.48 percent from
10.15 percent in the third quarter and increased from 9.24 percent for the comparable period of 1997. The fourth quarter decline in margin reflects the impact of lower yielding "superprime" lending and management's desire to maintain higher levels of liquidity.

         Managed non-interest income for 1998 increased by 38 percent to $1.1 billion from $776 million in 1997. In the fourth quarter, managed non-interest income increased to $328 million from $265 million in the third quarter and $230 million for the comparable quarter of 1997. This growth continues to reflect increased fees, including annual membership, interchange, overlimit and other fees.

         The managed delinquency rate as of December 31, 1998 decreased to 4.70 percent versus 4.90 percent as of September 30, 1998 and 6.20 percent as of December 31, 1997. In the fourth quarter, the managed net charge-off rate was
4.51 percent, a decrease of 52 basis points from 5.03 percent in the third quarter of 1998.

         Marketing investment for 1998 increased to a record $446 million, up 98 percent from $225 million in 1997. Fourth quarter marketing expense of $159 million represents the largest quarterly marketing level to date. This amount compares to $126 million in the third quarter of 1998 and $65 million in the comparable period of the prior year. Other non-interest expenses (excluding marketing) were $1.0 billion in 1998, up 56 percent from $659 million in 1997. Other non-interest expenses for the fourth quarter of 1998 were $309 million versus $257 million in the third quarter and $177 million in the comparable period of the prior year. Operating expenses continue to reflect increased investment in staff levels associated with our growing account base and the impact of expansion and diversification into new businesses and markets.



                                    -more-

Capital One Reports Record Earnings
Page 3


         The allowance for loan losses was unchanged at $231 million or 3.75 percent of on-balance sheet receivables as of December 31, 1998, compared with
4.08 percent as of September 30, 1998. Capital ratios were strong as of December 31, 1998 at 14.53 percent of reported assets and 6.64 percent of managed assets.

         Headquartered in Falls Church, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 16.7 million customers and $17.4 billion in managed loans outstanding as of December 31, 1998, and are among the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 Index.

                                       ###

[Note: This release and financial information are available on the Internet on Capital One's home page (address: http://www.capitalone.com). Click on "Investor Center" to view/download the release and financial information.]

                     CAPITAL ONE FINANCIAL CORPORATION (COF)
                         FINANCIAL & STATISTICAL SUMMARY

                                                  98                98                98               98               97
(in millions, except per share data and as noted) Q4                Q3                Q2               Q1               Q4
----------------------------------------------------------------------------------------------------------------------------------
Earnings (Managed Basis)
Net Interest Income                           $    443.4        $    440.8        $    399.5       $    416.7       $    361.6
Non-Interest Income                                327.9             264.6             253.2            220.7            230.4
                                              ------------------------------------------------------------------------------------
Total Revenue                                      771.3             705.4             652.7            637.4            592.0(1)
Provision for Loan Losses                          186.3             208.9             213.1            242.5            255.7
Marketing Expenses                                 159.0             126.5              85.8             75.0             65.0
Operating Expenses                                 308.9             257.0             246.0            213.9            177.4
                                              ------------------------------------------------------------------------------------
Income Before Taxes                                117.2             112.9             107.8            106.0             93.9
Tax Rate                                            38.0%             38.0%             38.0%            38.0%            38.0%
Net Income                                    $     72.7        $     70.0        $     66.9       $     65.7       $     58.2
----------------------------------------------------------------------------------------------------------------------------------
Common Share Statistics
Basic EPS                                     $     1.11        $     1.07        $     1.02       $     1.00       $     0.89
Diluted EPS                                   $     1.04        $     1.00        $     0.96       $     0.96       $     0.86
Dividends Per Share                           $     0.08        $     0.08        $     0.08       $     0.08       $     0.08
Book Value Per Share (period end)             $    19.35        $    17.83        $    16.31       $    15.08       $    13.66
Stock Price Per Share (period end)            $   115.00        $   103.06        $   124.19       $    78.88       $    54.19
Total Market Capitalization (period end)      $  7,551.1        $  6,758.0        $  8,139.0       $  5,163.7       $  3,542.2
Shares Outstanding (period end)                     65.7              65.6              65.5             65.5             65.4
Shares Used to Compute Basic EPS                    65.7              65.7              65.5             65.4             65.5
Shares Used to Compute Diluted EPS                  69.7              70.0              69.5             68.4             67.5
----------------------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period avg.)
Average Loans                                 $   16,547        $   15,746        $   14,417       $   14,097       $   13,824
Average Earning Assets                        $   18,702        $   17,372        $   16,242       $   16,020       $   15,655
Average Assets                                $   19,944        $   18,597        $   17,296       $   16,834       $   16,367
Average Equity                                $    1,212        $    1,149        $    1,037       $      950       $      892
Net Interest Margin                                 9.48%            10.15%             9.84%           10.40%            9.24%(2)
Return on Average Assets (ROA)                      1.46%             1.51%             1.55%            1.56%            1.42%
Return on Average Equity (ROE)                     23.99%            24.36%            25.78%           27.66%           26.12%
Net Charge-Off Rate                                 4.51%             5.03%             5.91%            6.04%            6.37%(3)
Net Charge-Offs                               $    186.5        $    198.1        $    213.0       $    212.7       $    255.6(3)
----------------------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period end)
Reported Loans                                $    6,157        $    5,667        $    5,140       $    4,748       $    4,862
Securitized Loans                                 11,238            10,671             9,829            9,254            9,369
                                              ------------------------------------------------------------------------------------
Total Loans                                   $   17,395        $   16,338        $   14,969       $   14,002       $   14,231
Delinquency Rate (30+ days)                         4.70%             4.90%             5.14%            5.75%            6.20%
Number of Accounts (000's)                        16,706            14,907            13,588           12,674           11,747
Total Assets                                  $   20,619        $   19,211        $   17,462       $   16,464       $   16,433
Capital, Including Preferred Interests        $  1,368.3        $  1,267.0        $  1,167.0       $  1,085.2       $    990.9
Capital to Managed Assets Ratio                     6.64%             6.60%             6.68%            6.59%            6.03%
----------------------------------------------------------------------------------------------------------------------------------

(1) Net of a $73.3 million reduction to more conservatively report uncollectible finance charge and fee income receivables and the charge-off of credit card loans at 180 days past-due.
(2) The net interest margin, without the modifications in charge-off policy and finance charge and fee income recognition, was 10.13%.
(3) The net charge-off rate and net charge-offs, without the modification in charge-off policy, were 6.02% and $208.2 million, respectively.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)

                                                         December 31             September 30              December 31
                                                            1998                     1998                     1997
                                                     -------------------      -------------------      -------------------
Assets:
Cash and due from banks                               $          15,974       $           14,974       $            5,039
Federal funds sold and resale agreements                        261,800                  365,000                  173,500
Interest-bearing deposits at other banks                         22,393                   32,993                   59,184
                                                     -------------------      -------------------      -------------------
     Cash and cash equivalents                                  300,167                  412,967                  237,723
Securities available for sale                                 1,796,787                1,296,959                1,242,670
Consumer loans                                                6,157,111                5,666,998                4,861,687
     Less:  Allowance for loan losses                          (231,000)                (231,000)                (183,000)
                                                     -------------------      -------------------      -------------------
Net loans                                                     5,926,111                5,435,998                4,678,687
Premises and equipment, net                                     242,147                  228,550                  162,726
Interest receivable                                              52,917                   49,934                   51,883
Accounts receivable from securitizations                        833,143                  921,602                  588,781
Other                                                           268,131                  234,766                  115,809
                                                     -------------------      -------------------      -------------------
     Total assets                                     $       9,419,403       $        8,580,776       $        7,078,279
                                                     ===================      ===================      ===================


Liabilities:
Interest-bearing deposits                             $       1,999,979       $        1,598,335       $        1,313,654
Other borrowings                                              1,644,279                1,439,690                  796,112
Senior notes                                                  3,739,393                3,729,234                3,332,778
Deposit notes                                                                                                     299,996
Interest payable                                                 91,637                   80,373                   68,448
Other                                                           575,788                  466,160                  276,368
                                                     -------------------      -------------------      -------------------
     Total liabilities                                        8,051,076                7,313,792                6,087,356

Guaranteed Preferred Beneficial Interests
  In Capital One Bank's Floating Rate Junior
  Subordinated Capital Income Securities:                        97,921                   97,856                   97,664

Stockholders' Equity:
Common stock                                                        666                      666                      666
Paid-in capital, net                                            599,498                  599,536                  513,561
Retained earnings and other comprehensive income                740,493                  643,855                  427,679
     Less:  Treasury stock, at cost                             (70,251)                 (74,929)                 (48,647)
                                                     -------------------      -------------------      -------------------
     Total stockholders' equity                               1,270,406                1,169,128                  893,259
                                                     -------------------      -------------------      -------------------
     Total liabilities and stockholders' equity       $       9,419,403       $        8,580,776       $        7,078,279
                                                     ===================      ===================      ===================

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)

                                                                    Three Months Ended                                  Year Ended
                                                       December 31     September 30     December 31     December 31     December 31
                                                          1998             1998            1997            1998             1997
                                                      ----------------------------------------------   -----------------------------
Interest Income:
Consumer loans, including fees                        $    269,016    $    259,339    $     176,411    $  1,003,122    $    619,785
Federal funds sold and resale agreements                     4,389             957            4,393          12,564          16,423
Other                                                       25,542          22,813           22,747          95,850          81,777
                                                      ----------------------------------------------   -----------------------------
     Total interest income                                 298,947         283,109          203,551       1,111,536         717,985

Interest Expense:
Deposits                                                    23,901          15,805           13,808          67,479          41,932
Other borrowings                                            27,420          24,752           12,921          88,600          39,066
Senior and deposit notes                                    64,444          65,498           62,294         260,675         253,849
                                                      ----------------------------------------------   -----------------------------
     Total interest expense                                115,765         106,055           89,023         416,754         334,847
                                                      ----------------------------------------------   -----------------------------
Net interest income                                        183,182         177,054          114,528         694,782         383,138
Provision for loan losses                                   54,580          67,569           94,356         267,028         262,837
                                                      ----------------------------------------------   -----------------------------
Net interest income after provision for loan losses        128,602         109,485           20,172         427,754         120,301

Non-Interest Income:
Servicing and securitizations                              248,683         217,094          183,402         789,844         682,345
Service charges and other fees                             179,695         146,648          116,992         611,958         337,755
Interchange                                                 28,098          23,213           15,704          86,481          49,030
                                                      ------------------------------------------------------------------------------
     Total non-interest income                             456,476         386,955          316,098       1,488,283       1,069,130

Non-Interest Expense:
Salaries and associate benefits                            138,901         116,107           76,185         476,389         289,322
Marketing                                                  158,972         126,481           64,992         446,264         224,819
Communications and data processing                          47,602          38,415           26,090         150,220          98,135
Supplies and equipment                                      29,702          27,416           24,674         112,101          82,874
Occupancy                                                   12,488          11,115           14,161          45,337          37,548
Other                                                       80,205          63,993           36,271         241,805         151,280
                                                      ----------------------------------------------   -----------------------------
     Total non-interest expense                            467,870         383,527          242,373       1,472,116         883,978
                                                      ----------------------------------------------   -----------------------------
Income before income taxes                                 117,208         112,913           93,897         443,921         305,453
Income taxes                                                44,539          42,907           35,680         168,690         116,072
                                                      ----------------------------------------------   -----------------------------
Net income                                            $     72,669    $     70,006    $      58,217    $    275,231    $    189,381
                                                      ==============================================   =============================

Basic earnings per share                              $       1.11    $       1.07    $        0.89    $       4.20    $       2.87
                                                      ==============================================   =============================
Diluted earnings per share                            $       1.04    $       1.00    $        0.86    $       3.96    $       2.80
                                                      ==============================================   =============================
Dividends paid per share                              $       0.08    $       0.08    $        0.08    $       0.32    $       0.32
                                                      ==============================================   =============================

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates (dollars in thousands)(unaudited)


Managed (1)                                             Quarter Ended 12/31/98                      Quarter Ended 9/30/98
                                               ----------------------------------------    ----------------------------------------
                                                   Average       Income/      Yield/           Average      Income/      Yield/
                                                   Balance       Expense       Rate            Balance      Expense      Rate
                                                   -------       -------       -----           -------      -------      -----
Earning assets:
   Consumer loans                               $ 16,546,962  $    689,907     16.68%       $ 15,746,091  $   671,665     17.06%
   Federal funds sold and resale agreements          343,987         4,389      5.10              69,293          957      5.52
   Other securities                                1,810,761        25,542      5.64           1,556,874       22,813      5.86
                                               ----------------------------------------    ----------------------------------------
Total earning assets                            $ 18,701,710  $    719,838     15.40%       $ 17,372,258  $   695,435     16.01%
                                               ============================                ===========================

Interest-bearing liabilities:
   Deposits                                     $  1,885,960  $     23,901      5.07%       $  1,368,833  $    15,805      4.62%
   Other borrowings                                1,605,798        27,420      6.83           1,495,731       24,752      6.62
   Senior and deposit notes                        3,741,707        64,444      6.89           3,819,061       65,498      6.86
   Securitization liability                       10,751,360       160,625      5.98          10,090,262      148,620      5.89
                                               ----------------------------------------    ----------------------------------------
Total interest-bearing liabilities              $ 17,984,825  $    276,390      6.15%       $ 16,773,887  $   254,675      6.07%
                                               ============================                ===========================
                                                                             ----------                                 -----------
Net interest spread                                                             9.25%                                      9.94%
                                                                             ==========                                 ===========

Interest income to average earning assets                                      15.40%                                     16.01%
Interest expense to average earning assets                                      5.92                                       5.86
                                                                             ----------                                 -----------
Net interest margin                                                             9.48%                                     10.15%
                                                                             ==========                                 ===========


Managed (1)                                             Quarter Ended 12/31/97
                                              ----------------------------------------
                                                  Average      Income/       Yield/
                                                  Balance      Expense        Rate
                                                  -------      -------        ----
Earning assets:
   Consumer loans                              $ 13,824,094  $   559,800     16.20%
   Federal funds sold and resale agreements         304,266        4,393      5.78
   Other securities                               1,526,801       22,747      5.96
                                              ----------------------------------------
Total earning assets                           $ 15,655,161  $   586,940     15.00%
                                              ==============================

Interest-bearing liabilities:
   Deposits                                    $  1,172,141  $    13,808      4.71%
   Other borrowings                                 823,129       12,921      6.28
   Senior and deposit notes                       3,614,310       62,294      6.89
   Securitization liability                       9,302,846      136,291      5.86
                                              ----------------------------------------
Total interest-bearing liabilities             $ 14,912,426  $   225,314      6.04%
                                              ==============================

                                                                            ----------
Net interest spread                                                           8.96%
                                                                            ==========

Interest income to average earning assets                                    15.00%
Interest expense to average earning assets                                    5.76
                                                                            ----------
Net interest margin                                                           9.24%
                                                                            ==========

(1) The information in this table reflects the adjustment to add back the effect of securitized loans.